UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

EPOCRATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300 San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 227-1700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Epocrates, Inc. was held on April 27, 2011 in Ewing, New Jersey. Of the 23,386,419 shares outstanding as of the record date, 20,229,851 shares (approximately 86.5%) were present or represented by proxy at the meeting.

At the Annual Meeting of Stockholders, Epocrates’ stockholders: (i) elected Rosemary A. Crane, Patrick S. Jones, Peter C. Brandt, Philippe O. Chambon, Thomas L. Harrison, John E. Voris and Mark A. Wan as directors; (ii) approved the non-binding advisory resolution regarding executive compensation; (iii) approved three years for the non-binding advisory resolution regarding the frequency of the non-binding vote on executive compensation; and (iv) approved the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Epocrates for the fiscal year ending December 31, 2011.

The results of the voting on the matters submitted to the stockholders are as follows:

1. To elect seven directors to serve until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Rosemary A. Crane	19,012,322	211,026	1,006,503
Patrick S. Jones	19,209,614	13,734	1,006,503
Peter C. Brandt	19,222,544	804	1,006,503
Philippe O. Chambon	19,039,317	184,031	1,006,503
Thomas L. Harrison	18,983,288	240,060	1,006,503
John E. Voris	17,929,970	1,293,378	1,006,503
Mark A. Wan	19,222,544	804	1,006,503

2. To approve the non-binding advisory resolution approving executive compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
18,922,354	299,609	1,385	1,006,503

3. To approve the non-binding advisory resolution regarding the frequency of the non-binding vote on executive compensation. “Three Years” was approved and Epocrates’ Board of Directors has decided to include a stockholder vote on executive compensation in its proxy materials every three years.

Three Years	Two Years	One Year	Votes Abstaining	Broker Non-Votes
13,430,411	34,782	5,455,930	302,225	1,006,503

4. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Epocrates for its fiscal year ending December 31, 2011.

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
19,781,264	425,465	23,122	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: April 28, 2011
	By:	/s/ Paul F. Banta
Paul F. Banta
Executive Vice President, General Counsel and Secretary